EXHIBIT 99.1

Kate Spade Completes Previously Announced Acquisition of

Hong Kong and Southeast Asia Brand Operations from Globalluxe

NEW YORK, NY, February 11, 2014 -- Kate Spade, LLC & Kate Spade Hong Kong Ltd. (together, “Kate Spade”), both wholly-owned subsidiaries of Fifth & Pacific Companies, Inc. (NYSE: FNP), announced the acquisition of the KATE SPADE businesses in Hong Kong, Macau, Taiwan, Malaysia, Singapore, Indonesia and Thailand from their long term partner Globalluxe.  The total transaction value was approximately $34 million, including $4 million for working capital and other previously agreed adjustments with the payment to Globalluxe due in the first quarter of 2014 . In Hong Kong, Macau, and Taiwan, KATE SPADE will directly own and operate the related businesses previously operated by Globalluxe.  In Singapore, Malaysia, and Indonesia, KATE SPADE announced that Valiram, its new partner in these countries will operate the kate spade new york and KATE SPADE SATURDAY businesses through distribution agreements and will fund approximately $1.5 million of the transaction value to acquire operating assets in certain regions. In Thailand, Kate Spade has entered into a direct distribution agreement with AT Luxury, Globalluxe’s current sub-distributor.

For fiscal year 2013, Globalluxe’s retail net sales for the kate spade new york brand were approximately $44 million, an increase of 25% from the prior fiscal year on a local currency basis, with pro forma operating margins in the mid-teens. Globalluxe and its distribution partners operated six stores and one concession in Hong Kong, one concession in Taiwan, one store in Macau, two stores and one concession in Singapore, two stores in Malaysia, three stores and one concession in Indonesia, and two stores and six concessions in Thailand. Prior to the Southeast Asia buyout, Kate Spade maintained wholesale distribution to Globalluxe.  Following the Southeast Asia buyout, Kate Spade will maintain wholesale distribution to Valiram and the distributor in Thailand and recognize direct-to-consumer sales in Hong Kong, Macau and Taiwan. We expect that the profit from the now fully owned retail operations that include direct-to-consumer distribution will be incremental to the wholesale profits generated in 2013. The expected incremental sales and profits resulting from these transactions are reflected in the sales and adjusted EBITDA guidance previously provided by Fifth & Pacific Companies, Inc.

Pursuant to this acquisition and the KATE SPADE joint venture in China, Kate Spade established an Asian regional headquarters in Hong Kong and has recruited local talent to manage the operations purchased from Globalluxe. The Hong Kong regional headquarters also helps manage other brand operations and partnerships in the region including the joint venture in China and the newly formed distribution arrangements for Singapore, Malaysia, Thailand and Indonesia.

About kate spade new york

In 1993, Kate Spade designed the utilitarian bag she’d been craving for years but couldn’t find anywhere and so began a revolution in the accessories market. Simple silhouettes with clever details and crisp palettes soon established a visual shorthand for the brand that’s recognizable the world over. In 2006, Kate Spade turned the reins over to design powerhouse Liz Claiborne Inc. - now Fifth & Pacific Companies Inc. (NYSE:FNP) and Deborah Lloyd, formerly of Banana Republic and Burberry, took the helm as creative director with an aim to broadening the line while honoring Kate’s rich history. Today you’ll find the brand on the arms of women everywhere, with nearly 300 KATE

SPADE branded stores worldwide and a thriving e-commerce business.

About Valiram Group

The Valiram Group was established in Kuala Lumpur, Malaysia in 1935, originally specialising in the textile trade. Today, the Valiram Group is Southeast Asia’s leading luxury goods and specialist retailer with presence in Malaysia, Singapore, Indonesia, Australia, China, Philippines, Thailand, Russia, Macau, and Hong Kong. The Group operates over 250 stores, representing in excess of 150 brands across various categories including fashion and accessories, timepieces and jewelry, leather goods, fragrance and cosmetics and confectionary. Creating world-class retail environments which offer compelling and luxurious shopping experiences is the hallmark of the Group as it continues to bring to the region iconic luxury brands as well as cutting-edge retail concepts in the domestic and travel-retail arena. The Group is headquartered in Kuala Lumpur, Malaysia.

About Fifth & Pacific Companies, Inc.

Fifth & Pacific Companies, Inc. owns the KATE SPADE family of brands including kate spade new york, KATE SPADE SATURDAY and JACK SPADE. In addition, the Adelington Design Group, a private brand jewelry design and development group, markets brands through department stores and serves jcpenney via exclusive supplier agreements for the LIZ CLAIBORNE and MONET jewelry lines. In November 2013, the Company completed the sale of the JUICY COUTURE intellectual property to Authentic Brands Group (ABG) and is working under a license from ABG as the Company transitions and winds down the JUICY COUTURE business through 2014. The Company also has a license for the LIZ CLAIBORNE NEW YORK brand, available at QVC, and LIZWEAR, which is distributed through the club store channel. Visit www.fifthandpacific.com for more information. Fifth & Pacific Companies, Inc. is scheduled to change its name to Kate Spade & Company following the release of fourth quarter earnings results on Tuesday, February 25, 2014, after which the Company will begin trading as NYSE:KATE.

Fifth & Pacific Companies, Inc. Forward-Looking Statements

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), our press releases, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to complete the transition to a mono-brand business centered on the KATE SPADE family of brands, including our ability to successfully complete the transition of our management and operations; our ability to operate as a mono-brand company and to successfully implement our long-term strategic plans; our ability to expand into markets outside of the U.S., such as India, Russia, South East Asia, and South America, as well as continued expansion in China, Japan and Brazil, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to expand our retail footprint with profitable store locations; our ability to continue the growth of our KATE SPADE SATURDAY business, including our ability to attract new customers; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand the KATE SPADE family of brands into new product categories; our ability to successfully implement our marketing initiatives; risks associated with the sale of the LUCKY BRAND business and risks associated with the transaction, including our ability to collect the full amount of principal and interest due and owing pursuant to a three year note issued by Lucky Brand, LLC, an affiliate of Leonard Green Partners, L.P.  to us as partial consideration for the purchase of the LUCKY BRAND business and our ability to comply with our transition service requirements; risks associated with the transition of the JUICY COUTURE business, including our ability to complete the transition plan for the JUICY COUTURE business in a satisfactory manner and to manage the associated transition costs, our ability to timely implement the transition plan in a manner that will positively impact our financial condition and results of operations, the impact of the transition plan and the recently announced future plans for the JUICY COUTURE brand on our relationships with our employees and our major customers and vendors, and unanticipated expenses and charges that may occur as a result of the transition plan, litigation risks, including litigation regarding employment and worker’s compensation, our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility (as amended to date, the “Amended Facility”), may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our Amended Facility and the borrowing base requirement in our Amended Facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible cash, accounts receivable and inventory and the minimum availability covenant in our Amended Facility that requires us to maintain availability in excess of an agreed upon level; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; general economic conditions in the United States, Asia, Europe and other parts of the world, including the impact of income tax changes and debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, labor, advertising and transportation which could impact prices of our products; the dependence of our Adelington Design Group business on third party arrangements and partners; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; risks associated with our arrangement to continue to operate our Ohio distribution facility with a third-party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; whether we will be successful operating the KATE SPADE business in Japan and the risks associated with such operation; risks associated with the reduction of our brand portfolio to the KATE SPADE and Adelington Design Group businesses; our exposure to currency fluctuations; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third-party e-commerce platforms and operations; risks associated with privacy breaches; risks associated with credit card fraud and identity theft; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013, each filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement Regarding Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact: Robert Vill Senior Vice President, Finance & Treasurer Fifth & Pacific Companies, Inc. 201.295.7515 rvill@fnpc.com	Media Contact: Jane Randel Senior Vice President, Corporate Communications Fifth & Pacific Companies, Inc. 212.626.3408 jrandel@fnpc.com